Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

In connection with this Annual Report for Fiscal 2017 Ended August 31, 2017 of Golden Goliath Resources Ltd., a company organized under the British Columbia Corporations Act (the “Company”) on Form 20-F as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, J. Paul Sorbara, President and Director of the Company, certifies, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/  “J. Paul Sorbara”

J. Paul Sorbara, President/Director

Date: January 16, 2018